Exhibit 99.2

Floridian Bank to be Acquired by Seacoast Bank

On Monday, an agreement was signed that will allow Seacoast Banking Corporation of Florida to acquire Floridian Bank. Headquartered in Stuart, Florida, Seacoast Bank is an 89 year old bank with approximately $3.2 billion in assets, $2.6 billion in deposits and 43 retail branches, and five commercial banking centers. Seacoast’s offices stretch across 15 counties from Ft. Lauderdale and West Palm Beach north through the Space Coast of Florida, into Orlando and Central Florida and west to Okeechobee and surrounding counties.
Thomas H. Dargan Jr. Chairman & CEO

Over the coming months, we will work with Seacoast to make sure there is a smooth transition for our customers and our employees. Leaders from both organizations will be visiting all Floridian branches to answer questions you may have over the next few weeks. In the meantime, please take a look at the “Frequently Asked Questions” document attached. Thank you for your understanding as we work to transition Floridian customers to Seacoast. As more information becomes available, we will be sure to keep you informed.
Denny S. Hudson III Chairman & CEO

Thank you,

Thomas Dargan & Denny Hudson
Click here to view the external press release

Important Information for Investors and Shareholders continues on following pages

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Seacoast Banking Corporation of Florida ("Seacoast") will file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-4 containing a proxy statement of Floridian Financial Group, Inc. ("Floridian") and a prospectus of Seacoast, and Seacoast will file other documents with respect to the proposed merger. A definitive proxy statement/prospectus will be mailed to shareholders of Floridian. Investors and security holders of Floridian are urged to read the proxy statement/prospectus and other documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information. Investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus (when available) and other documents filed with the SEC by Seacoast through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Seacoast will be available free of charge on Seacoast's internet website or by contacting Seacoast.

Seacoast, Floridian, their respective directors and executive officers and other members of management and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Seacoast is set forth in its proxy statement for its 2015 annual meeting of shareholders, which was filed with the SEC on April 7, 2015 and its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Notice Regarding Forward-Looking Statements

This communication contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is intended to be protected by the safe harbor provided by the same. Forward-looking statements can be identified by the use of the words “anticipate,” “expect,” “intend,” “estimate,” “target,” and words of similar import. Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements.  Risks and uncertainties to which these statements are subject include, but are not limited to, the following: failure to obtain the approval of shareholders of Floridian in connection with the merger; the timing to consummate the proposed merger; the risk that a condition to closing of the proposed merger may not be satisfied; the risk that a regulatory approval that may be required for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated; the parties' ability to achieve the synergies and value creation contemplated by the proposed merger; the parties' ability to promptly and effectively integrate the businesses of Seacoast and Floridian; the diversion of management time on issues related to the merger; the failure to consummate or delay in consummating the merger for other reasons; changes in laws or regulations; and changes in general economic conditions. For additional information concerning factors that could cause actual conditions, events or results to materially differ from those described in the forward-looking statements, please refer to the factors set forth under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Seacoast's most recent Form 10-K report and to Seacoast's most recent Form 8-K reports, which are available online at www.sec.gov. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Seacoast or Floridian.  Forward-looking statements are made only as of the date of this communication, and neither Seacoast nor Floridian undertakes any obligation to update any forward-looking statements contained herein to reflect events or conditions after the date hereof.

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ANSWERS TO YOUR MERGER QUESTIONS

GENERAL INFORMATION

Q: Who is Seacoast?

A: Since 1926, Seacoast Bank has a strong, stable presence with deep roots in the neighborhoods they serve and a secure place in the hearts of their customers. Seacoast Bank is a premier community bank serving over 84,000 households throughout Florida with 43 conveniently located branches. They have over 700 associates and approximately $3.2 billion in assets. Learn more about Seacoast Bank by visiting their website at SeacoastBank.com

EMPLOYEE

Q: What will happen to Floridian Bank employees?

A: Employees will continue their current employment with Floridian Bank as normal, including receiving their current compensation, benefits and incentive plans.

Q: What will happen to my service?

A: As we approach conversion, Seacoast Bank Human Resources will be working with employees and their supervisors to determine employment opportunities with comparable compensation. Currently recognized service dates with Floridian Bank will be recognized under the vacation and sick pay policies of Seacoast Bank.

Q: What will happen to my benefits?

A: As we approach conversion, Seacoast Bank Human Resources will offer immediate eligibility to participate in Seacoast’s benefit plans. These include medical, dental, 401K, stock purchase plan and health savings plan. Vision benefit eligibility is available at the beginning of each month.

Q: How will employees be kept informed during the transition?

A: Managers for Floridian Bank will continue to be the employee’s primary source of information regarding the transition of this sale. Both teams are committed to timely and transparent communications when additional news or information is available.

Q: Who should I contact if I have any additional questions?

A: For questions related to HR policies, please contact your Human Resources manager, Jodi Cerna.

CUSTOMER

Q: When is the sale expected to close?

A: The sale is expected to close in the 1st quarter of 2016. The date of customer account conversion will be mutually determined as we approach the sale date.

Q: How will customers benefit from the proposed merger?

A: Clients will benefit from the added convenience of more branches, more ATMs and a wider array of financial services. They will still have access to their accounts 24/7 with automated money phone, online and mobile banking, deposit accepting ATMs, and the additional convenience of live Florida-based Telephone Banking Representatives to assist them 24/7, 365 days a year.

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Q: Will customer account numbers and product types change?

A: Account numbers and product types will not change at this time.

Q: Will customers be able to continue using their Floridian Bank checks and deposit slips?

A: Yes. At this time, it’s “business as usual.”

Q: Will customers receive a new debit card?

A: Not at this time. Our conversion team will keep all Floridian clients as the first priority – looking to minimize any impact and to make the merger as easy and convenient as possible.

Q: What will happen with customer direct deposit(s)?

A: Customer direct deposit(s) will continue without interruption at this time. Customers do not need to take any action. Our conversion team will keep all Floridian clients as the first priority – looking to minimize any impact and to make the merger as easy and convenient as possible.

Q: Will customer loan payments that are automatically paid through automated payment from their checking account still continue?

A: Yes. All automatic payments will continue as usual.

Q: Can loan payments be made to Seacoast Bank?

A: No. Until the merger is completed, Floridian Bank clients are not yet clients of Seacoast Bank.

Q: Are customer deposits FDIC insured?

A: Yes. Just as their deposits are insured with Floridian Bank, FDIC insurance will continue at Seacoast Bank.

Q: Can customers start using Seacoast Bank offices now?

A: No. Until the merger is completed, Floridian Bank clients are not yet clients of Seacoast Bank.

ADDITIONAL CUSTOMER TALKING POINTS

•	Floridian Bank customers are encouraged to continue banking as usual.

•	We ask that Floridian Bank customers, who inquire about opening Seacoast Bank accounts now, not do so, as their accounts will automatically move to Seacoast at conversion.

•	Seacoast Bank and Floridian Bank teams are working together to make this transition as smooth as possible for our customers. As we work through the process, we will communicate with customers all pertinent information.

•	As the sale date approaches, customers will receive a Welcome Packet detailing all the information relating to their accounts as well as any changes or benefits that will occur.

•	Customers can learn more about Seacoast Bank by visiting their website at SeacoastBank.com or their social media pages on Facebook and LinkedIn.

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PRESS & MEDIA

Please direct all media inquiries to:

Jeff Lee

Seacoast Bank
EVP, Chief Marketing Officer & External Affairs

Jeff.Lee@SeacoastBank.com or 772-463-5294

Important Information for Investors and Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Seacoast Banking Corporation of Florida ("Seacoast") will file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-4 containing a proxy statement of Floridian Financial Group, Inc. ("Floridian") and a prospectus of Seacoast, and Seacoast will file other documents with respect to the proposed merger. A definitive proxy statement/prospectus will be mailed to shareholders of Floridian. Investors and security holders of Floridian are urged to read the proxy statement/prospectus and other documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information. Investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus (when available) and other documents filed with the SEC by Seacoast through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Seacoast will be available free of charge on Seacoast's internet website or by contacting Seacoast.

Seacoast, Floridian, their respective directors and executive officers and other members of management and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Seacoast is set forth in its proxy statement for its 2015 annual meeting of shareholders, which was filed with the SEC on April 7, 2015 and its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

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Cautionary Notice Regarding Forward-Looking Statements

This communication contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is intended to be protected by the safe harbor provided by the same. Forward-looking statements can be identified by the use of the words “anticipate,” “expect,” “intend,” “estimate,” “target,” and words of similar import. Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements.  Risks and uncertainties to which these statements are subject include, but are not limited to, the following: failure to obtain the approval of shareholders of Floridian in connection with the merger; the timing to consummate the proposed merger; the risk that a condition to closing of the proposed merger may not be satisfied; the risk that a regulatory approval that may be required for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated; the parties' ability to achieve the synergies and value creation contemplated by the proposed merger; the parties' ability to promptly and effectively integrate the businesses of Seacoast and Floridian; the diversion of management time on issues related to the merger; the failure to consummate or delay in consummating the merger for other reasons; changes in laws or regulations; and changes in general economic conditions. For additional information concerning factors that could cause actual conditions, events or results to materially differ from those described in the forward-looking statements, please refer to the factors set forth under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Seacoast's most recent Form 10-K report and to Seacoast's most recent Form 8-K reports, which are available online at www.sec.gov. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Seacoast or Floridian.  Forward-looking statements are made only as of the date of this communication, and neither Seacoast nor Floridian undertakes any obligation to update any forward-looking statements contained herein to reflect events or conditions after the date hereof.

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